UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Meta Materials Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 25, 2024

Dear Shareholder:

You recently received proxy materials related to a Proposal to be voted on by shareholders of Meta Materials Inc. at a Special Meeting of Shareholders taking place on April 15, 2024. This letter was sent to you to expand upon META’s request for a vote “FOR” our Proposal. Your vote is extremely important to us.

Commercialization requires capital.

That is a basic premise upon which we are requesting your approval for an increase in the total number of common shares we are authorized to issue. We don’t take this proposal lightly and intend to be judicious in issuing future shares to meet our commercialization and working capital needs.

To date, we have several joint developments for manufacturing and production, including our collaboration with Panasonic Industry for high-volume manufacturing of 60-cm wide NANOWEB® material. We have some other developing relationships with industry heavyweights, who have requested confidentiality in the final stages of production testing.

In the 2023 restructuring, we streamlined the business to focus on four core technologies. Every effort and resource has been allocated to commercialize META’s cutting-edge innovations, and we are ready to launch several products (For a more comprehensive overview of our current product line-up, please view the META Investor Presentation released in January 2024 at www.metamaterial.com). Broad-scale production of our products is capital intensive, replete with long lead-time components, machinery and equipment costs and raw material sourcing unique to each product line. A few examples include:

•
VLEPSIS flight testing should be completed in March 2024, with potential customers eagerly anticipating final results. To shorten the time between orders and delivery, we need to procure component and subassembly inventory to address the projected immediacy of demand.
•
Several international currency suppliers want to adopt META’s recently launched QUANTUM™ stripe security features. To meet burgeoning demand, we need to bolster production capabilities in our Thurso facility. We expect such efforts will increase volumes and yield higher margins for our authentication business.
•
Notable global battery original equipment manufacturers (OEMs) have been successfully using META’s NPORE and NCORE products in limited runs. We now have production requests for different sizes and significantly higher quantities; plans to scale up production require investment.

These few examples are illustrative of the positive demand metrics we see, constrained primarily by production limitations. As a result, we are relying on our shareholders to help us reach this next milestone that may put META on the path toward success.

We recently published a Q&A that can be found on our website (https://investors.metamaterial.com/faq) detailing reasons for the authorized share increase and our commercialization strategy. We encourage all shareholders to review this document. Additionally, in early April, we plan to hold a webcast to provide a business update and discuss 2023 results.

At the end of the day, growth companies need access to capital. If META is constrained from bringing products to market, business viability would likely suffer. We hope you will consider joining your fellow stockholders in voting to approve this measure.

For the reasons set forth in the proxy statement and noted above, it is recommended that all shareholders vote “FOR” the Proposal and “FOR” the future of META. The enclosed notice card provides you with instructions on how you can vote.

If you need assistance voting your Meta Material Inc. shares, please call D.F. King toll-free at (866) 342-4882.

Thank you for your time and consideration, and your support of META.

Sincerely,

Uzi Sasson

President and CEO

Forward Looking Information

This Q&A includes forward-looking information or statements within the meaning of Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, regarding the Company, which may include, but are not limited to, statements with respect to the business strategies, product development, restructuring plans and operational activities of the Company. Often but not always, forward-looking information can be identified by the use of words such as “pursuing”, “potential”, “predicts”, “projects”, “seeks”, “plans”, “expect”, “intends”, “anticipated”, “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, “should”, “would” or “will” be taken, occur or be achieved. Such statements are based on the current expectations and views of future events of the management of the Company and are based on assumptions and subject to risks and uncertainties. Although the management of the Company believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, the capabilities of our facilities, research and development projects of the Company, the total available market and market potential of the products of the Company, the market position of the Company, the need to raise more capital and the ability to do so, the scalability of the Company’s production ability, capacity for new customer engagements, material selection programs timeframes, the ability to reduce production costs, enhance metamaterials manufacturing capabilities and extend market reach into new applications and industries, the ability to accelerate commercialization plans, the possibility of new customer contracts, the continued engagement of our employees, the technology industry, market strategic and operational activities, and management’s ability to manage and operate the business. More details about these and other risks that may impact the Company’s businesses are described under the heading “Forward-Looking Information” and under the heading “Risk Factors” in the Company’s Form 10-K filed with the SEC on March 23, 2023, in the Company’s Form 10-K/A filed with the SEC on March 24, 2023, in the Company’s Form 10-Q filed with the SEC on November 13, 2023, and in subsequent filings made by Meta Materials with the SEC, which are available on SEC’s website at www.sec.gov. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on any forward-looking statements or information. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by law.